UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2010

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD Disclosure

Item 7.01 – Regulation FD Disclosure

On December 10, 2010, Occidental Petroleum Corporation issued a press release and provided slides on its website with respect to the transactions disclosed in Item 8.01 below.  The press release and slides are furnished as Exhibit 99.2 and 99.3, respectively.  The information in this Item 7.01 and Exhibits 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01.  Other Events

On December 10, 2010, Occidental announced that it had executed an agreement with a subsidiary of China Petrochemical Corporation (Sinopec) to sell Occidental’s Argentine oil and gas operations for after-tax proceeds of approximately $2.5 billion.

Occidental also announced that it had executed agreements to purchase oil and gas properties in South Texas and North Dakota for about $3.2 billion. Additionally, Occidental announced that it has signed an agreement to increase its General Partner (GP) ownership in Plains All-American (NYSE:PAA) to approximately 35 percent; and it has agreed to acquire the remaining 50 percent joint venture interest in the Elk Hills Power Plant.

Occidental expects all of these transactions to be completed no later than the end of the first quarter of 2011, subject to standard closing conditions and government approvals.

The South Texas assets will be purchased from Shell for about $1.8 billion and currently produce approximately 200 million cubic feet per day of gas equivalent. The assets will be 100 percent operated by Occidental.

Occidental is purchasing, from a private seller, approximately 180,000 net contiguous acres in North Dakota which produce from the Bakken formation and are prospective in the Three Forks formation. The purchase price is approximately $1.4 billion. The assets currently produce approximately 5,500 BOEPD.

Occidental is purchasing an incremental 13 percent ownership in PAA’s general partner, bringing its total ownership in the GP to approximately 35 percent. PAA’s operations compliment Occidental’s domestic oil and gas operations.

In addition, Occidental is purchasing Sempra Generation’s 50 percent interest in the Elk Hills Power Plant, bringing Oxy’s ownership to 100 percent.

Occidental’s Argentine assets being divested currently produce approximately 44,000 BOEPD net.

Occidental also announced that its Board of Directors has agreed to increase its common dividend rate by 21 percent from 38 cents per quarter to 46 cents per quarter effective with the April 15th payment. The formal dividend declaration will be made by the Board of Directors in February.

The company will finance the acquisitions from both existing balance sheet cash and debt financing.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated December 10, 2010.

99.2	Slides dated December 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: December 10, 2010	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

99.1	Press release dated December 10, 2010.

99.2	Slides dated December 10, 2010.